Exhibit 99.1

For information, contact:	Thomas V. Cholnoky (212) 365-2292
TRANSATLANTIC HOLDINGS, INC. ANNOUNCES RECORD DATE FOR SPECIAL MEETING OF
STOCKHOLDERS AND EARLY TERMINATION OF HART-SCOTT-RODINO ACT WAITING
PERIOD
     New York, N.Y., July 13, 2011 — Transatlantic Holdings, Inc. (NYSE: TRH) today announced it has established a record date of July 22, 2011 for a special meeting of its stockholders to consider and vote on a proposal to adopt the previously announced agreement and plan of merger, dated as of June 12, 2011, by and among Allied World Assurance Company Holdings, AG (NYSE: AWH), GO Sub, LLC and Transatlantic, and certain related matters. Pursuant to the merger agreement and subject to its terms and conditions, stockholders of Transatlantic will receive 0.88 Allied World shares for each share of Transatlantic common stock held and cash in lieu of any fractional shares of Allied World.
     Transatlantic stockholders of record at the close of business on Friday, July 22, 2011 will be entitled to receive the notice of, and to vote at, the special meeting. The meeting date for the special meeting has not yet been determined.
     Transatlantic also announced today the early termination of the antitrust waiting period under Hart-Scott-Rodino in connection with the proposed merger.
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Additional Information about the Proposed Merger and Where to Find It
This communication relates to a proposed merger between Transatlantic and Allied World. In connection with the proposed merger, Allied World has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement of Transatlantic and Allied World that also constitutes a prospectus of Allied World. This communication is not a substitute for the joint proxy statement/prospectus or any other document that Transatlantic or Allied World may file with the SEC or send to their shareholders in connection with the proposed merger. Investors and security holders are urged to read the registration statement on Form S-4, including the preliminary joint proxy statement/prospectus filed and other relevant documents that will be filed with the SEC (including the definitive joint proxy statement/prospectus), as they become available because they will contain important information about the proposed merger. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Transatlantic’s Investor Relations department at Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, or via e-mail at investor_relations@transre.com; or by contacting Allied World’s Corporate Secretary, attn.: Wesley D. Dupont, at Allied World Assurance Company Holdings, AG, Lindenstrasse 8, 6340 Baar, Zug, Switzerland, or via e-mail at secretary@awac.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.
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Participants in the Solicitation
Transatlantic, Allied World and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed merger. Information about Transatlantic’s directors and executive officers is available in Transatlantic’s proxy statement dated April 8, 2011 for its 2011 Annual Meeting of Stockholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed by Allied World with the SEC on July 7, 2011. Information about Allied World’s directors and executive officers is available in Allied World’s proxy statement dated March 17, 2011 for its 2011 Annual Meeting of Shareholders and the preliminary joint proxy statement/prospectus related to the proposed merger, which was filed with the SEC on July 7, 2011. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be contained in the definitive joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the merger when they become available. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions.
Forward-Looking Statements
This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see Transatlantic’s filings with the Securities and Exchange Commission. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.
About Transatlantic Holdings, Inc.
Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich Reinsurance Company Ltd. and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis — structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.
Visit — www.transre.com — for additional information about TRH.